Exhibit 10.2

CONSENT AND AMENDMENT AGREEMENT

This CONSENT AND AMENDMENT AGREEMENT (this “Amendment”), dated as of March 27, 2018, is entered into by and among AEON GLOBAL HEALTH CORP. (formerly, Authentidate Holding Corp.), a Delaware corporation (the “Company”) and each of the holders of the Prior Senior Notes (as such term is defined below) listed on the signature pages hereto.

WHEREAS, the Company issued $2,545,199 in aggregate principal amount of Senior Secured Convertible Notes due March 20, 2018 (the “Prior Senior Notes”), pursuant to that certain Exchange Agreement, dated as of March 20, 2017, among the Company and the initial holders of such Prior Senior Notes (the “Exchange Agreement”). The terms of such Prior Senior Notes are set forth in the form of Senior Secured Convertible Note attached to the Exchange Agreement;

WHEREAS, the Company’s obligations under the Prior Senior Notes are secured by liens on substantially all of its assets pursuant to that certain Amended and Restated Security Agreement, dated as of March 20, 2017, between the Company and the holders of the Prior Senior Notes (the “Security Agreement”);

WHEREAS, the Company now wishes to issue a new senior secured convertible note in the aggregate principal amount of $504,452, which new note would be issued on a parity basis with, and on substantially identical terms as, the Prior Senior Notes (the “New Senior Note”) in exchange for the surrender of a promissory note in the aggregate principal amount of $500,000 held by the Chief Executive Officer of the Company, who is also a holder of a Prior Senior Note; and

WHEREAS, the holders of the Prior Senior Notes (the “Senior Holders”) have otherwise agreed to extend the maturity date of the Prior Senior Notes in consideration of certain amendments to the conversion feature of the Prior Senior Notes, as described in greater detail herein; and

WHEREAS, the Company and Senior Holders desire to amend and modify the terms of the Prior Senior Notes and the Security Agreement to permit the issuance of the New Senior Note on the terms set forth herein, and the undersigned Senior Holders have agreed to such amendments, modifications and other provisions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Prior Senior Notes and the Security Agreement, as applicable.

SECTION 2.     Amendments to the Prior Senior Notes. Each of the Prior Senior Notes is hereby amended as follows:

(a)      The definition of the term “Maturity Date” of each Prior Senior Note is hereby amended such that from and after the Effective Date of this Amendment, the term “Maturity Date” shall mean March 20, 2019.

(b)      The definition of the term “Majority in Interest” set forth in Section 1 of each Senior Note, is hereby amended and restated to mean “at any time of determination, fifty-one percent (51%) in interest (based on the then-outstanding aggregate principal amounts of the Prior Senior Notes issued as of March 20, 2017 under the Exchange Agreement and the New Senior Note issued pursuant to the Consent and Amendment Agreement at the time of such determination) of the holders of such Prior Senior Notes and the New Senior Note.

(c)      Section 4(b) of each Prior Senior Note is hereby amended and restated in its entirety to provide as follows:

“Section 4(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.20 per share, subject to adjustment herein (the “Conversion Price”).”

(d)      All references in each Prior Senior Note to “Authentidate” or “Authentidate Holding Corp.” are hereby deleted and replaced with “AEON” or “Aeon Global Health Corp.”, as the case may be.

SECTION 3.   Acknowledgement and Consent.

(a)      The Senior Holders hereby acknowledge and consent (i) to the sale and issuance by the Company of the New Senior Note ; (ii) to the Company entering into, executing and delivering the New Senior Note and the Amended Security Agreement (as defined below); and (iii) to the grant by the Company, pursuant to the Amended Security Agreement, of the security interest in the Collateral (as defined in the Amended Security Agreement) to the holder of the New Senior Note. The Senior Holders further agree that the New Senior Note shall constitute “Permitted Indebtedness”, as defined in the Security Agreement, and that the liens granted to the holder of the New Senior Note under the Amended Security Agreement shall constitute “Permitted Liens”, as defined in the Security Agreement.

(b)     In addition, the Senior Holders further acknowledge and agree in all respects that (i) the New Senior Note shall, upon issuance, be pari passu with the Prior Senior Notes with regard to priority of payment and in all other respects pertaining to their respective interests under the such instruments; and (ii) regardless of the relative times of attachment or perfection thereof, the security interests granted to the Senior Holders under the Security Agreement shall in all respects be pari passu security interests on parity with the security interests granted or to be granted in the Collateral to the holder of the New Senior Note pursuant to the Amended Security Agreement. Such Senior Holders confirm and agree that the priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements and each agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any lien held by the holders of the New Senior Notes in all or any part of the Collateral.

SECTION 4.     Amendments to the Security Agreement. In order to ensure that the liens granted to the holder of the New Senior Note is on parity with the liens granted to secure the obligations arising under the Prior Senior Notes, the Senior Holders hereby agree and covenant to execute and deliver to the Company an amendment to the Security Agreement in the form annexed hereto as Exhibit A (the “Amended Security Agreement”).

SECTION 5.      Effect of Amendment. This Amendment shall become effective on the date on which (the “Effective Date”) the following conditions have occurred: (a) the Company and the Senior Holders have executed and delivered counterparts of this Amendment and the Security Agreement Amendment, and (b) the closing of the transactions contemplated under the new exchange agreement between the Company and the holder of the New Senior Note shall have occurred. Upon the Effective Date, (i) the applicable portions of this Amendment shall be a part of each Prior Senior Note and the Security Agreement, as the case may be, each as amended hereby, and (ii) each reference in any such document to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to any of the Prior Senior Notes or the Security Agreement shall mean and be a reference to the Prior Senior Notes or the Security Agreement, as the case may be, as amended hereby. Except as expressly amended hereby, each of the Prior Senior Notes (including the Reserved Senior Note) and the Security Agreements amended herein shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 6.      Consent. Each of the Senior Holders executing this Amendment hereby consents to the terms of the amendments to the Prior Senior Notes and Security Agreement contained in this Amendment.

SECTION 7.      Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. Each of the Senior Holders further represent and warrant that: (i) it is the beneficial or record owner of the Prior Senior Note originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Senior Holder has neither assigned, pledged or transferred in any manner, any interest in either the Prior Senior Note originally issued or the Security Agreement; and (iii) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933. Each Senior Holder agrees that this Amendment shall be affixed by each Holder to its Prior Senior Note and become a part thereof.

SECTION 8.      Governing Law; Miscellaneous.

(a)       This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.

(b)       Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(c)       This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. This Amendment may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto. The observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the party against whom enforcement of any such waiver is sought. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)      Each Senior Holder expressly represents and warrants that (a) before executing this Amendment, such Senior Holder has fully informed himself or itself of the terms, contents, conditions and effects of this Amendment; (b) such Senior Holder has had the opportunity to seek the advice of his or its own counsel and advisors before executing this Amendment; (c) this Amendment is the result of arm’s length negotiations conducted by and among the parties; and (d) such Senior Holder acknowledges that the law firm of Becker & Poliakoff, LLP has been retained by the Company to prepare this Amendment as legal counsel for the Company, that Becker & Poliakoff, LLP does not represent any Senior Holder in connection with the preparation or execution of this Amendment, that such firm has not given any legal, investment or tax advice to any Senior Holder regarding this Amendment and that such Senior Holder has not relied upon any legal advice except as provided by its own attorneys. Becker & Poliakoff, LLP is expressly intended as a beneficiary of the representations and warranties of the Senior Holder contained in this paragraph.

[Signature Page Follows]

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above

AEON GLOBAL HEALTH CORP.

By:	/s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer

ACCEPTED AND AGREED:

MKA 79, LLC

By:     /s/ J. David Luce

Name:     J. David Luce

Title:     Manager

Principal Amount of Senior Note: $641,294

VER 83, LLC

By:     /s/ Douglas B. Luce

Name:     Douglas B. Luce

Title:     Manager

Principal Amount of Senior Note: $1,056,875

OPTIMUM VENTURES, LLC

By:      /s/ Shawn Desai

Name: Shawn Desai

Title: Member

Principal Amount of Senior Note: $591,613

HANIF A. ROSHAN

By:         /s/ Hanif A. Roshan

Name:     Hanif A. Roshan

Principal Amount of Senior Note: $255,417

Signature Page to Consent and Amendment Agreement

EXHIBIT A

FORM OF AMENDED SECURITY AGREEMENT